UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 10, 2018

(Exact name of registrant as specified in its charter)

Pennsylvania	001-35542	27-2290659
(State or other jurisdiction of incorporation or organization)	(Commission File number)	(IRS Employer Identification No.)
1015 Penn Avenue
Suite 103
Wyomissing PA 19610
(Address of principal executive offices, including zip code)
(610) 933-2000
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, effective November 21, 2018, Mr. Robert E. Wahlman, former Chief Financial Officer of Customers Bancorp, Inc. (the "Company"), left the Company for personal reasons and to pursue other interests.

In connection with Mr. Wahlman's departure, Mr. Wahlman and the Company entered into a Letter Agreement and General Release dated December 10, 2018 (the "Agreement") pursuant to which Mr. Wahlman will receive an aggregate of $1,107,292 paid in accordance with the terms of the Agreement as well as the immediate vesting of 26,894 shares of previously awarded restricted stock units of the Company and 112,000 previously awarded stock options to purchase stock of the Company. The Agreement also provides for the release of all claims against the Company and contains other provisions typical for similar agreements. The foregoing summary of the terms and conditions of the Agreement is not complete and is qualified in its entirety by the text of the Agreement, which is filed herewith as Exhibit 10.1 to this current report on Form 8-K and which is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits
(d) Exhibits

Exhibit	Description
10.1	Letter Agreement and General Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CUSTOMERS BANCORP, INC.

By: /s/ Carla A. Leibold
Name: Carla A. Leibold
Title: Executive Vice President and Chief Financial Officer

Date: December 11, 2018

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement and General Release